Exhibit 99.1

US NUCLEAR 2019 Convertible Debenture Now Fully Converted, Closed, and Flat

Los Angeles, CA. January 6, 2020 – On November 25, 2019, US Nuclear Corp. (OTC: UCLE) closed on its Securities Purchase Agreement with YA II PN, Ltd., as disclosed on Form 8-K.  The Convertible Debenture given by the company in the amount of $500,000 was fully converted on December 30, 2020, and is now deemed closed and flat.  YA II PN, Ltd. was issued a warrant for the purchase of common stock under the Stock Purchase Agreement, and these warrants are still outstanding with an outside termination date of November 25, 2022.

“The Securities Purchase Agreement was very helpful as it allowed the company to finance and move forward in its long-term program of acquisitions, including the purchase of a 40% interest in Bio-Electronics and Brain Stimulation startup GRAPHETON Inc,” said Robert Goldstein, Chairman and Chief Executive Officer of US Nuclear Corp.

Mr. Goldstein went on to state, “The full conversion of the debenture into common stock and subsequent stock divestiture clears USN’s debt obligations, while increasing market visibility and improving operational cash flow.”

Safe Harbor Act

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Investors may find additional information regarding US Nuclear Corp. at the SEC website at http://www.sec.gov, or the company’s website at www.usnuclearcorp.com

CONTACT:

US Nuclear Corp. (OTCBB: UCLE)

Robert I. Goldstein, President, CEO, and Chairman

Rachel Boulds, Chief Financial Officer

(818) 883 7043

Email: info@usnuclearcorp.com